UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 1, 2012

ELECTRONIC SYSTEMS TECHNOLOGY INC.
(A Washington Corporation)

Commission File no. 000-27793
IRS Employer Identification no. 91-1238077

415 N. Quay St. Bldg B1
Kennewick WA 99336
(Address of principal executive offices)

Registrant's telephone number, including area code:(509) 735-9092

Item 5.07 of Matters to a Vote of Security Holders.

Electronic Systems Technology Inc. (the "Company") held its Annual Meeting of Stockholders on June 1, 2012.  Pursuant to the Item 5.07 requirement for Current Reports on Form 8-K, the Company is providing the following information regarding the results of the matters voted on by stockholders at the Annual Meeting:

a) Election of Directors:

Director's Name	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
Melvin Brown	1,356,231	55,873	1,500	2,859,339
Jon Correio	1,365,531	48,073	0	2,859,339
Robert Southworth	1,359,231	52,373	2,000	2,859,339

b) Ratification of the selection of DeCoria, Maichel Teague P.S., as independent registered accountants for the Company for the year ending December 31, 2012:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
4,184,021	86,922	2,000	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC SYSTEMS TECHNOLOGY, INC.

/s/ JON CORREIO

By: Jon Correio
Vice President, Finance and Administration
Date: June 4, 2012